                            Snow Becker Krauss P.C.
                               605  Third Avenue
                         New York, New York 10158-0125

                                   May 12, 1999

FiberChem, Inc.
1181 Grier Drive, Suite B
Las Vegas, Nevada 89119

Ladies and Gentlemen:

     You have requested our opinion with respect to the offer and sale by the selling securityholders of FiberChem, Inc., a Delaware corporation (the "Company"), pursuant to a Registration Statement (the "Registration Statement") on Form S-2 under the Securities Act of 1933, as amended (the "Act"), of up to 11,115,319 shares (the "Shares") of common stock, par value $.001 per share and 300,000 Class E common stock purchase warrants of FiberChem and the exchange by FiberChem of 3,408,333 Warrants for an equal number of Class E Warrants.

     We have examined original, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of executive officers and responsible employees and agents of FiberChem. Based on the foregoing, it is our opinion that 1,425,500 Shares and 3,708,333 Warrants included in the Registration Statement have been legally issued and duly authorized; that the 9,689,819 shares underlying warrants and options, referred to in the Registration Statement have been duly authorized and when paid for and issued as contemplated by such warrants and options, will be duly and validly issued and fully paid and nonassessable.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                              Very truly yours,

                              /s/ SNOW BECKER KRAUSS P.C.

                              -----------------------------
                              SNOW BECKER KRAUSS P.C.